EXHIBIT 99.4

                        CAPITAL CONTRIBUTION AGREEMENT

      In consideration of BANC ONE MEZZANINE CORPORATION, a Delaware corporation, (together with its successors and assigns, "PURCHASER") purchasing a $6,000,000 Senior Subordinated Note (the "NOTE") issued by WC HOLDINGS, INC., a Delaware corporation ("COMPANY") pursuant to that certain Note Purchase Agreement dated December 21, 2000, by and among Purchaser, Company and each Guarantor identified therein (which, as hereafter amended, modified or supplemented, is referred to herein as the "PURCHASE AGREEMENT") and other valuable consideration, the receipt of which is hereby acknowledged, SECURITY CAPITAL CORPORATION ("SCC") represents, warrants, covenants and agrees with Purchaser as follows:

      1. SCC has reviewed the terms of the Purchase Agreement and each of the other Transaction Documents, as defined in the Purchase Agreement, and is familiar with the terms of the Note purchase transaction set forth therein. Capitalized terms used herein shall, unless otherwise defined, have the meanings set forth in the Purchase Agreement. The failure of SCC to perform its obligations under this Agreement shall constitute an Event of Default under the Purchase Agreement.

      2. SCC acknowledges to Purchaser that SCC shall derive substantial benefit and advantage from the financial accommodations made to Company as set forth in the Purchase Agreement, including, without limitation, the purchase of the Note, and it shall be to SCC's direct interest and economic benefit to assist Company in procuring such financial accommodations from Purchaser. SCC acknowledges that Purchaser will not enter into the Purchase Agreement without the execution and delivery to Purchaser of this Agreement.

      3. If at any time during the term of the Purchase Agreement, Company fails to comply (after any applicable grace period) with the terms and conditions of the Purchase Agreement with respect to any or all indebtedness, liabilities or other obligations for the payment of money arising thereunder, whether for principal, interest (including, without limitation, any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law), premium, fees, expenses, indemnities or otherwise, and whether primary, secondary, direct or indirect or otherwise, including, without limitation, the Performance Fee (as defined in the Purchase Agreement) and including a payment default arising under Section 9.1(i) of the Purchase Agreement, whether because of a blockage pursuant to the Senior Intercreditor and Subordination Agreement or otherwise (collectively, the "OBLIGATIONS"), SCC agrees to pay directly to Purchaser (for the account of the Company) such amounts in cash money sufficient to cause Company to be in compliance with and fully perform the Obligations (the "CAPITAL CONTRIBUTION"). The Purchaser shall apply the Capital Contribution to the defaulted Obligations. The Capital Contribution shall be funded in U.S. Dollars and documented in form and substance reasonably satisfactory to Purchaser. Anything contained in this Agreement or other Transaction Document to the contrary notwithstanding, Purchaser and SCC agree that SCC's obligations to pay Capital Contributions shall not exceed $2,000,000 in the aggregate (the "CAPITAL CONTRIBUTION LIMIT").

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      4. In addition to the Capital Contribution, SCC agrees to pay to
Purchaser, on demand, any and all reasonable costs and expenses (including, but not limited to, all reasonable attorneys' fees and disbursements) incurred by Purchaser in enforcing the obligations of SCC under this Agreement.

      5. SCC, Company and Purchaser further acknowledge and agree that any amounts paid by SCC to Purchaser arising in connection with SCC's indemnification (and hold harmless) obligations set forth in that certain Commitment Letter issued by Purchaser in favor of SCC and Company dated as of September 8, 2000, as amended from time to time, shall be considered part of the Obligations and of the Capital Contribution required hereunder and in all events shall be subject to the Capital Contribution Limit.

      6. In the event that Company pays or declares any dividends, redeems any stock or makes any loans, distributions or advances to SCC, and the same is prohibited by the Purchase Agreement, SCC shall become liable for and shall, upon demand of the Purchaser, cause such prohibited payments to be immediately returned to Company or shall promptly remit such payment to Company. Any such unauthorized payments shall be deemed to be held in trust for Purchaser.

      7. This Agreement shall not be modified or terminated by, and no obligation of SCC arising hereunder or right or remedy of Purchaser evidenced hereby or otherwise, shall be impaired or otherwise affected by: (a) any extension of the time for payment of any Indebtedness (as defined in the Purchase Agreement) of Company, whether arising pursuant to the Purchase Agreement or otherwise and whether now existing or hereafter arising, regardless of the length of time of such extension and regardless of whether such extension was preceded by any other extension; (b) any renewal, refinancing, modification, invalidity, irregularity, unenforceability or impairment of, any replacement, assignment, sale or other disposition of, or any grant of any participation in, any Indebtedness; (c) any modification or termination of any writing related to any Indebtedness or to any collateral or any guaranty, endorsement, subordination or other security, whether now existing or hereafter arising, securing the payment of or otherwise applicable to any Indebtedness; (d) the existence of any Person, other than Company, who or which is now or hereafter has pledged to secure to Purchaser the payment of any Indebtedness, whether as a grantor or endorser or otherwise, or any asset of whom or of which is now or hereafter liable to Purchaser for the payment of any Indebtedness, whether as a guarantor or endorser or otherwise, or any asset of whom or which now or hereafter secures the payment of any Indebtedness (an "OTHER OBLIGOR"); (e) any replacement, release or discharge, or modification of any obligation of any Other Obligor or other Person; (f) any taking, holding, continuation, modification, increase or decrease in value or impairment of any replacement, cancellation, release, surrender, abandonment, discharge, assignment, sale, lease, exchange or other disposition of, any relying or realizing upon, any grant, perfection, subordination or enforcement of any security interest in, or any other lien or encumbrance upon, any failure to preserve or protect, to replace, assign, or to perfect, keep perfected or enforce any security interest in, or any other lien or encumbrance upon, or any delay in calling for the foregoing, or otherwise disposing of, in relying or realizing upon or in perfecting, keeping perfected or enforcing any security interest in, or any other lien or encumbrance upon, any collateral, regardless of its value; (g) any exercise, delay in the exercise or waiver of, any failure to exercise, or any forbearance or other indulgence relating to, any right or remedy of Purchaser against Company or any Guarantor of any

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loan, credit or other financial accommodation in addition to the loans made pursuant to the Purchase Agreement; or (i) any refusal by Purchaser to grant any loan, credit or other financial accommodation to Company or any Guarantor in addition to the loans made pursuant to the Purchase Agreement or to extend, renew, refinance, modify or replace any Indebtedness.

      8. In addition to the Capital Contribution, SCC agrees to perform any and all obligations of SCC under that Tax Allocation Agreement by and among SCC, the Company, Health Power, Inc. and its subsidiaries executed and delivered as of December 21, 2000. SCC further agrees not to amend or modify any of the Transaction Documents (as defined in the Purchase Agreement) to which it is a party other than non-material amendments as permitted under Sections 7.30 and
7.31 of the Purchase Agreement.

      9. No obligation of SCC pursuant to this Agreement and no right or remedy of Purchaser pursuant to this Agreement or otherwise shall be conditioned upon the exercise of any right or remedy of Purchaser against Company, against any Guarantor, Other Obligor or other Person, or relating to any collateral.

      10. All rights and remedies of Purchaser arising out of the execution and delivery to Purchaser of this Agreement by SCC shall be cumulative, and no such right or remedy shall be exclusive of any other such right or remedy. No single or partial exercise by Purchaser of any such right or remedy shall preclude any other or further exercise thereof, or any exercise of any other such right or remedy, by Purchaser. No reasonable delay by Purchaser in exercising any such right or remedy, whether or not relied or acted upon, shall operate as a waiver thereof or of any other such right or remedy. No notice of demand of any kind by Purchaser prior to exercising any such right or remedy on any one occasion, whether or not relied or acted upon, shall operate as a waiver of any right of Purchaser to exercise the same or any other such right or remedy on a later date. No waiver by Purchaser of any right or remedy shall be effective unless made in a writing duly executed by an officer or employee of Purchaser authorized to do so and specifically referred to therein as a waiver. No waiver by Purchaser on any one occasion of any such right or remedy shall operate as a waiver thereof or of any other such right or remedy on any future occasion.

      11. The obligations of SCC under this Agreement shall continue in full force and effect until either all Obligations are paid in full to Purchaser, including any interest or premium due thereon or payment of the full Capital Contribution and of any expenses (if any) pursuant to paragraph 4 above and the return of any amounts (if any) required to be returned under paragraph 6 above. The covenants and agreements of SCC contained in this Agreement are absolute and unconditional and shall not be limited in any manner.

      12. SCC agrees to deliver to Purchaser from time to time, promptly upon request from Purchaser and in any event at least on an annual basis, financial statements of SCC in a form reasonably acceptable to Purchaser. The foregoing shall not apply while SCC is subject to, and complies with, the reporting requirements under the Securities and Exchange Act of 1934, as amended from time to time (the "Act") applicable to a company which has a class of equity securities registered under Section 12(h) or Section 12(g) of the Act.

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      13. This Agreement shall be governed by, construed, interpreted, and enforced in accordance with the internal laws of the State of Ohio.

      14. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If, however, any such provision shall be prohibited by or invalid under such law, it shall be deemed modified to conform to the minimum requirements of such law or, if for any reason it is not deemed so modified, it shall be prohibited or invalid only to the extend of such prohibition or invalidity without the remainder thereof or any other such provision being prohibited or invalid.

      IN WITNESS WHEREOF, SCC has caused this Agreement to be executed as of the 21st day of December, 2000.


ACCEPTED AND AGREED TO:

BANC ONE MEZZANINE                      SECURITY CAPITAL CORPORATION
 CORPORATION,
 a Delaware corporation


By:  /S/ CHERYL L. TURNBULL             By: /S/ BRIAN D. FITZGERALD
     Cheryl L. Turnbull                 Name: BRIAN D. FITZGERALD
     Managing Director                  Its: CHAIRMAN

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